PROMISSORY NOTE 6

$28,000.00February 18, 2020

Arlington County, Virginia

For value received, and intending to be legally bound, CoJax Oil and Gas Corporation, a Virginia corporation, and its successors in interest (“Maker”) promises to pay to the order of JEFFREY GUZY, a natural person, (“Holder”) the principal sum of TWENTY EIGHT THOUSAND ($28,000.00) (“principal”) and simple annual interest accrued thereon at TWO PERCENT (2%) per annum (“interest”).

Principal and accrued interest shall be due and payable on FEBRUARY 18, 2021 (“Maturity Date”).

The Maker may prepay all or any portion of this Promissory Note without penalty at any time.

Acceleration. All indebtedness provided for in this Promissory Note shall become due and payable immediately, upon notice to the Maker:

(1)Termination of any employment agreement between Maker and Holder; or

(2)The failure to pay the principal and accrued interest thereon on the Maturity Date; or

(3)Any other material breach of any term or condition set forth in this Promissory Note by the Maker that is not cured within fifteen (15) days following written notice of such breach from the Holder; or

(4)The filing of a voluntary or involuntary petition by or on behalf of the Maker under any of the provisions of the federal bankruptcy laws, which petition is not withdrawn in 60 days from date of following; or

(5)Maker adopts a plan of complete dissolution.

Collection Costs. The Maker agrees to pay all actual expenditures incurred by the Holder in any successful attempt to collect any amount due under this Promissory Note, including all costs of legal action and reasonable attorneys’ fees.

Extensions and Waivers. No extension of time for payment granted by the Holder of all or any part  of the amount owed under this Promissory Note at any time shall affect the liability of the Maker, or of any surety, accommodation party, guarantor, or endorser of this Promissory Note. Acceptance by the Holder of any partial payment of principal or interest accrued thereon, after any default shall not operate to extend the time of payment of any amount then remaining unpaid or constitute a waiver  of any of the other rights of the Holder under this Promissory Note; provided, however, that the Maker shall be entitled to a fifteen (15) day grace period with respect to each payment due hereunder. No delay by the Holder in exercising any power or right shall operate as a waiver of any power or right. No single or partial exercise of any power or right shall preclude other or further exercise of the power or right, or the exercise of any other power or right. The waiver of any default or grounds for acceleration by the Holder shall not operate as a waiver of any subsequent default or grounds for acceleration, or of any power or right the Holder may have under the terms of this Promissory Note.

Waiver of Presentment, Notice of Dishonor, and Protest. Subject to the notice and cure, and grace period provisions of this Promissory Note, the Maker waives demand and presentment for payment, notice of protest, and protest of this Promissory Note.

Modifications. No waiver or modification of the terms of this Promissory Note shall be valid unless in writing, signed by the Maker and the Holder. Any modification shall be valid only to the extent set forth in writing.

Jurisdiction. This Agreement shall be construed and enforced under, and in accordance with, the laws of the Commonwealth of Virginia (excluding the Commonwealth of Virginia’s statutes and cases regarding conflicts of laws). Venue for resolution of disputes shall be in Arlington County, Virginia.

Payments Unconditional; No Defense or Setoff. The obligations of the Maker to pay the principal and the accrued interest on this Promissory Note and all other amounts payable to the Holder hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the Holder under this Promissory Note.

Assignment. The Holder may assign its rights under this Promissory Note to one of its affiliates without the Maker’s consent. “Affiliate” shall mean a corporation in control of, in common control with, or controlled by, the Holder.

The undersigned Maker accepts the terms of this Promissory Note and intends to be legally bound thereby.

AGREED AND ACCEPTED BY COJAX OIL AND GAS CORPORATION, a Virginia corporation

By: Jeffrey J. Guzy

Name: Jeffrey J. Guzy

Title: Executive Chairman

Date: February 18, 2020